Exhibit 99.1

AT THE COMPANY
Hande Tuney, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
THIRD QUARTER 2008 FINANCIAL RESULTS

New York, NY – November 14, 2008 – Centerline Holding Company (NYSE: CHC) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, an alternative asset manager focused on real estate funds and financing, today announced financial results for the third quarter and nine months ended September 30, 2008.

Third Quarter Highlights:

à
Adjusted Loss Per Share (“Adjusted EPS”)(a) was $(1.37) for the three months ended September 30, 2008, as compared to Adjusted EPS of $0.25 for the three months ended September 30, 2007;  Adjusted EPS, excluding certain non-cash items, was $(0.23) for the three months ended September 30, 2008, as compared to Adjusted EPS, excluding certain non-cash items of $0.38 for the three months ended September 30, 2007.  Net (Loss) per diluted share was  $(3.03) for the three months ended September 30, 2008, as compared to Net Income per diluted share of $0.16 for the three months ended September 30, 2007;

à
Recognized a one-time non-cash impairment charge of $55.2 million in connection with Fannie Mae and Freddie Mac conservatorship; a one-time non-cash goodwill impairment charge of $60.0 million; and asset write downs of $77.7 million in connection with the declining performance of American Mortgage Acceptance Company (“AMAC”);

à	Expanded direct Assets Under Management (“AUM”) – AUM grew to over $14.2 billion, an increase of 27.6% over the third quarter of 2007, which was consistent with the second quarter of 2008;

à	Originated and delivered over $269.4 million of multifamily loans on behalf of Fannie Mae and Freddie Mac;

à	Raised $28.6 million of capital for low-income housing tax credit (“LIHTC”) funds;

à
Maintained strong credit performance in Fannie Mae and Freddie Mac servicing portfolio; at September 30, 2008, only three loans with an outstanding balance of $18.1 million were delinquent, representing 0.21% of our $8.7 billion agency servicing portfolio;

à
Delinquencies within the commercial mortgage-backed securities (“CMBS”) servicing portfolio stayed at all time lows; at September 30, 2008, Centerline was the named special servicer on a portfolio of over $115.2 billion of which $453.1 million was delinquent, representing 0.39% of the entire servicing portfolio, as compared to the industry average of 0.60% as reported by Trepp; and

à	Subsequent to the quarter end, we reduced our workforce by approximately 20%.

(a)	See “Selected Financial Data” for a reconciliation of GAAP net income (loss) to Adjusted EPS.

Financial Highlights

The table below summarizes Centerline’s financial highlights for the three and nine months ended September 30, 2008.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2008	2007	2008	2007
Revenues	$128,188	$158,351	$392,149	$410,580
Revenues as adjusted (1)	$64,150	$104,906	$196,690	$283,951
Expenses	$343,592	$155,963	$680,686	$464,272
Expenses as adjusted(1)	$198,460	$102,700	$373,177	$309,530
Other items	$65,694	$6,693	$115,863	$49,749
Other items as adjusted(1)	$(15,400)	$6,875	$3,813	$21,636
Income tax (provision) benefit	$(1,015)	$1,561	$(2,019)	$4,820
Net (Loss) Income	$(150,725)	$10,642	$(174,693)	$877
Adjusted Net (Loss) Income (2)	$(64,646)	$15,729	$(81,872)	$17,997
Adjusted Net (Loss) Income (excluding certain non-cash items)(2)(3)	$(7,019)	$23,488	$(9,568)	$42,405
Per Share Data (diluted):
Net (Loss) Income	$(3.03)	$0.16	$(3.97)	$(0.05)
Adjusted EPS (2)	$(1.37)	$0.25	$(2.18)	$0.25
Adjusted EPS (excluding certain non-cash items) (2)(3)	$(0.23)	$0.38	$(0.48)	$0.66

(1)	Adjusted to exclude Consolidated Partnerships. See “Adjusted Revenues” and “Selected Financial Data” below for a discussion of the use of Adjusted Revenues.
(2)	See “Selected Financial Data” for a reconciliation of GAAP net income (loss) to Adjusted EPS.
(3)	See “Selected Financial Data” for a description of the non-cash items and their impact on earnings per share.

During the third quarter of 2008, Centerline’s operating results were impacted negatively by non-cash asset impairment charges.  Upon the government conservatorship of Freddie Mac and Fannie Mae in September 2008, we re-evaluated the fair value of our relationship with both entities as tax-credit equity investors (which we had previously recorded as an intangible asset) based upon our belief that their future investments in LIHTC funds will be limited.  As a result, we reduced the value of this asset by $55.2 million and reduced the estimated life of the remaining balance.  This charge is included within “write-off of goodwill and intangible assets” in the consolidated statement of operations.

Recent market conditions (including the decline in our market capitalization and the conservatorship of Fannie Mae and Freddie Mac, among other factors) led us to conclude that there was an indication of goodwill impairment.  As a result of the assessment required under GAAP, we recognized a non-cash goodwill impairment charge of $60.0 million, included within “write-off of goodwill and intangible assets” in the consolidated statement of operations.  We believe this is caused by the unfavorable market environment characterized by lack of liquidity, spread deterioration, and decline in asset values as well as general economic conditions.

In addition, AMAC, a publicly-traded REIT managed by Centerline, suffered declining performance as a result of the disruption in mortgage and credit markets that impacted Centerline’s earnings during the nine months ended September 30, 2008.  The negative impacts were realized through reduction in revenues as a result of AMAC suspending most of its investment activity beginning in late 2007 and an increase in equity losses recognized by Centerline directly attributable to AMAC’s sale of assets at a loss and impairment charges. As a result, we also recorded (i) a pre-tax impairment charge of $2.9 million to write off the remaining balance of an intangible asset associated with the management of AMAC, (recorded in “write-off of goodwill and intangible assets”); (ii) a pre-tax impairment charge of $74.8 million included in “equity and other (loss) income” consisting of $4.5 million to write off the remaining balance of our investment in AMAC preferred shares and a $70.3 million reserve related to the collectability of the credit facility Centerline provided to AMAC; and (iii) a charge of $1.6 million to reserve against other amounts receivable from AMAC (recorded in “general and administrative expense”).

The decline in adjusted revenues in the third quarter and nine months ended September 30, 2008, as compared to the third quarter and nine months ended September 30, 2007, is driven primarily by the decrease in mortgage revenue bond interest income due to a smaller portfolio balance following our bond re-securitization transaction in December of 2007 and, to a lesser extent, by lower fee income.  The decline in fee income resulted from lower LIHTC fund origination volume in the third quarter of 2008, compared to the 2007 period. This decline is partially offset by interest income on the residual certificates the Company retained from the re-securitization transaction and a substantial decline in the Company’s interest expense during those periods.

Interest expense declined 44.9% and 43.3% for the third quarter and nine months ended September 30, 2008, respectively, as compared to the comparable periods in 2007.  The decline in interest expense reflects the lower amount of average debt outstanding that resulted from debt repaid with our bond re-securitization in December 2007 and significantly lower corporate debt.  The nine months ended September 30, 2008 includes $3.1 million of non-cash gains ($3.4 million of non-cash loss in the third quarter) representing the change in the fair value of derivatives.  The year-to-date amount includes a $6.3 million reduction due to the adoption of a new accounting principle in the current year.  These amounts compared to non-cash expense of $6.4 million for the 2007 year-to-date period ($7.3 million for the third quarter). Offsetting the net decrease in both periods was an increase related to higher rates on the new facilities established in December 2007.

Salaries and benefits declined 21.3% and 20.7% in the third quarter and nine months ended September 30, 2008, respectively, as compared to the same periods in 2007.  The decline is attributable primarily to (i) reduced expense associated with the reduction in bonus expectations; (ii) lower share-based compensation expense for shares issued in connection with our acquisition of ARCap (now Centerline Investors) in August 2006 as the awards vest; and (iii) lower severance charges in the 2008 periods.

Other general and administrative expenses increased 19.9% and 9.5% in the third quarter and nine months ended September 30, 2008, respectively, as compared to the same periods in 2007.  The increase is primarily attributable to (i) an increase of $3.1 million and $5.0 million in rent expense related to our new office headquarters in the third quarter and nine month periods, respectively; (ii) an increase of $2.5 million year-to-date  related to professional fees, particularly audit and legal costs; (iii) a $1.6 million reserve against AMAC receivables recorded in the third quarter; and (iv) $0.4 million of additional structuring fees paid monthly to Natixis Capital Markets Inc. with respect to Centerline Financial LLC (a subsidiary in Centerline’s Credit Risk Products Group) achieving its counterparty rating.  Partially offsetting the year-to-date increases was a $4.8 million reserve recorded in 2007 against advances made to our affordable housing investment funds, with no similar charge in the 2008 periods.

Adjusted Revenues

Centerline’s operating results include the results of LIHTC Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ) or similar accounting pronouncements, as well as other LIHTC Fund and Property Partnerships we control but in which we have little or no equity interest.  As Centerline has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors.  The consolidation, therefore, has an insignificant impact on net income (loss), although certain Centerline revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement.

We also consolidate a number of funds we manage that invest in CMBS and re-securitization trusts (“CMBS Fund Partnerships”) and a High-Yield Debt Investment fund.  We maintain an equity interest in each of these funds and participate in the profits they generate.  Adjusted equity income includes our proportionate share of the profits as well as other allocations for general partner services.

As many of our revenues are eliminated when consolidating these partnerships, we are presenting our revenues adjusted to exclude the impact of consolidation.

The adjusted figures presented are not in accordance with generally accepted accounting principles (“GAAP”) but are presented for the purpose of comparison.

Shareholders’ Equity and Adjusted Shareholders’ Equity

During the nine months ended September 30, 2008, the Company’s level of shareholders’ equity declined significantly from the level at December 31, 2007.  The decrease was due primarily to the declining fair values of investments that are marked each reporting period, including those owned by the Company or those held by the funds it manages.  As the markets for many of these investments have continued the trend begun last year and become less liquid during 2008, the decline in fair value has resulted in significant unrealized losses that reduce shareholders’ equity.

Similar to the presentation described above under Adjusted Revenues, we are also presenting our shareholders’ equity adjusted to exclude the impact of consolidated partnerships (see “Selected Financial Data”).  The substantial difference between the “as reported” and “as adjusted” amounts reflects the unrealized losses on mark-to-market investments in our consolidated partnerships, a large portion of which reduces our shareholders’ equity only because we consolidate the funds.  In the nine months ended September 30, 2008, the decline in shareholders’ equity caused by consolidation of these funds was approximately $461.8 million. If the losses were to be realized, we would absorb only the portion corresponding to our co-investment (between 5% and 25%) in earnings.  The “as adjusted” amount excludes the unrealized losses in excess of our proportionate share.

In addition, during 2008, the holders of many of the Company’s Convertible CRA shares executed agreements whereby they may redeem the shares for their original issue price.  As a result, shareholders’ equity was reduced by $126.9 million during the nine months ended September 30, 2008, to (i) reclassify the shares as mezzanine equity; (ii) reflect the difference between the carrying amount of the shares and their fair values at the date the agreements were executed; and (iii) record amortization of the difference between the fair value and the ultimate redemption amounts.

Centerline Third Quarter 2008 Business Groups Activity Summary:

Affordable Housing

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Capital Raised	(in thousands)
LIHTC Funds	$28,594	$150,539

At September 30, 2008, Centerline’s Affordable Housing Group’s AUM was over $9.8 billion, an increase of 9.1% over AUM as of September 30, 2007.

Commercial Real Estate

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Capital Deployed	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$269,369	$825,876
Conduit/Other Loan Originations	--	11,000
Collateralized Debt Obligation (“CDO”) Securities	--	142,018
High-Yield CMBS Certificates	--	51,204
Real Estate Equity Investments	308	5,406
Total	$269,677	$1,035,504

At September 30, 2008, Centerline’s Commercial Real Estate Group’s AUM was $4.4 billion, an increase of 106.0% over AUM as of September 30, 2007.

Portfolio Management

As of September 30, 2008, Centerline serviced a primary loan portfolio of approximately $22.9 billion, a decrease of 24.2% from the level at September 30, 2007.  The decline in the servicing portfolio is primarily a result of declining securitization activity caused by the disruption in the credit markets which reduced our volume of pre-securitization servicing.

In addition, Centerline is the named special servicer on a portfolio of over $115.2 billion of CMBS as of September 30, 2008, an increase of 9.2% from the level at September 30, 2007. The increase is due largely to activity occurring during the fourth quarter of 2007 as limited activity has occurred in the CMBS market during 2008.

Credit Risk Products

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
	(in thousands)
Revenue Bond Securitizations	$--	$--
Other Credit Intermediation (1)	$--	$68,400

Total	$--	$68,400

(1)  Relates to credit default swaps for LIHTC Fund Partnerships.

Assets Under Management

As of September 30, 2008 and 2007, Centerline’s AUM consisted of the following:

(in millions)	2008	2007	% change
Commercial Real Estate
CMBS Funds	$1,475.4	$1,475.4	0.0%
High-Yield Debt Investment Entities(1)	535.7	437.4	22.5
Joint Venture Equity Funds	221.6	220.0	0.7
CDO Asset Management(2)	1,435.9	--	--
Third Party Commercial Loan Portfolio	724.0	--	--
Affordable Housing
Equity Funds	9,845.0	9,026.4	9.1
Total	$14,237.6	$11,159.2	27.6%

(1)	Centerline Real Estate Special Situations Mortgage Fund LLC (“CRESS”).
(2)
Excludes $270.9 million of securities owned by CRESS, which are included in the High-Yield Debt Investment Entities total above. In addition, Centerline manages approximately $400 million of assets for AMAC CRE CDO I. In total, Centerline manages $2.1 billion of CDOs and earns fees from managing $1.7 billion of these CDOs.

Management Conference Call

Management will conduct a conference call today, November 14, 2008, at 10:00 a.m. Eastern Time to review the Company’s third quarter financial results for the period ended September 30, 2008.  Investors, brokers, analysts, and shareholders wishing to participate should call (800) 723-6498. A webcast of the presentation will be available live and can be accessed through the Company’s website, www.centerline.com. To listen to the presentation via webcast, please go to our website's “Investor Relations” section at least 15 minutes prior to the start of the presentation. For interested individuals unable to join the conference call, a replay of the call will be available through Wednesday, November 19, 2008 at (888) 203-1112 (Passcode 2885481) or on our website.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, available in the Investor Relations section of the Centerline website at www.centerline.com.

###

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (NYSE:CHC), is an alternative asset manager focused on real estate funds and financing.  As of September 30, 2008, Centerline had more than $14 billion of assets under management.  Centerline is headquartered in New York, New York and has nearly 400 employees in nine offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Company directly at (800) 831-4826.

###

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA
  (unaudited)

	September 30, 2008
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents (including restricted cash)	$128,726	$-	$-	$128,726
Investments
Available-for-sale	683,839	424,068	(410,407)	697,500
Equity method	28,288	-	-	28,288
Other	139,673	1,530	(5,866)	135,337
Investments in and loans to affiliates	15,350	106,241	-	121,591
Goodwill and other intangible assets, net	377,691	-	747	378,438
Deferred costs and other assets, net	146,710	8,384	(7,412)	147,682
Investments held by Consolidated Partnerships	5,518,209	(5,518,209)	-	-
Other assets of Consolidated Partnerships	1,141,183	(1,141,183)	-	-

Total Assets	$8,179,669	$(6,119,169)	$(422,938)	$1,637,562

Liabilities and Equity
Liabilities
Notes payable	$382,355	$-	$-	$382,355
Financing arrangements and secured financing	489,209	-	(426,637)	62,572
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	205,486	-	(2,086)	203,400
Liabilities of Consolidated Partnerships	2,810,684	(2,810,684)	-	-

Total Liabilities	4,161,234	(2,810,684)	(428,723)	921,827

Mezzanine Equity
Minority interests in consolidated subsidiaries, net of tax	99,476	-	-	99,476
Preferred shares of subsidiary (not subject to mandatory repurchase)	104,000	-	-	104,000
Redeemable securities	326,147	-	-	326,147
Partners' interests in Consolidated Partnerships	3,845,737	(3,845,737)	-	-
Total Mezzanine Equity	4,375,360	(3,845,737)	-	529,623

Total Shareholders' (Deficit) Equity	(356,925)	537,252	5,785	186,112

Total Liabilities and Equity	$8,179,669	$(6,119,169)	$(422,938)	$1,637,562

(1)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” above) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
  (unaudited)

	December 31, 2007
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents (including restricted cash)	$169,659	$-	$-	$169,659
Investments		-	-
Available-for-sale	938,378	396,889	(522,434)	812,833
Equity method	38,761	-	-	38,761
Other	182,277	1,530	(6,425)	177,382
Investments in and loans to affiliates	107,175	68,459	-	175,634
Goodwill and other intangible assets, net	504,273	-	1,001	505,274
Deferred costs and other assets, net	139,498	6,126	(7,600)	138,024
Investments held by Consolidated Partnerships	6,375,126	(6,375,126)	-	-
Other assets of Consolidated Partnerships	1,033,115	(1,033,115)	-	-

Total Assets	$9,488,262	$(6,935,237)	$(535,458)	$2,017,567

Liabilities and Equity
Liabilities
Notes payable	$505,888	$-	$-	$505,888
Financing arrangements and secured financing	562,502	-	(548,227)	14,275
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	311,310	34	(536)	310,808
Liabilities of Consolidated Partnerships	3,160,954	(3,160,984)	30	-

Total Liabilities	4,814,154	(3,160,950)	(548,733)	1,104,471

Mezzanine Equity
Minority interests in consolidated subsidiaries, net of tax	176,716	-	-	176,716
Preferred shares of subsidiary (not subject to mandatoryrepurchase)	104,000	-	-	104,000
Redeemable securities	69,888	-	-	69,888
Partners' interests in Consolidated Partnerships	3,782,912	(3,782,912)	-	-
Total Mezzanine Equity	4,133,516	(3,782,912)	-	350,604

Total Shareholders' Equity	540,592	8,625	13,275	562,492

Total Liabilities and Equity	$9,488,262	$(6,935,237)	$(535,458)	$2,017,567
(1)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” above) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(unaudited)

(in thousands, except per share data)	Three Months Ended September 30,
	2008			2007
	As		As	As		As
	Reported	Adjustments(1)	Adjusted(1)	Reported	Adjustments(1)	Adjusted(1)
Revenues:
Interest income	$22,562	8,220	$30,782	$55,039	8,023	$63,062
Fee Income	16,405	12,908	29,313	24,005	13,867	37,872
Other (2)	3,357	698	4,055	2,201	1,771	3,972
Revenues of Consolidated Partnerships	85,864	(85,864)	-	77,106	(77,106)	-
Total revenues	128,188	(64,038)	64,150	158,351	(53,445)	104,906

Expenses:
General and administrative:
Salaries and benefits	21,706		21,706	27,572		27,572
Other	19,224		19,224	16,035		16,035
Total general and administrative expenses	40,930		40,930	43,607		43,607
Interest	27,843	-	27,843	46,704	-	46,704
Depreciation and amortization	11,003	-	11,003	11,841	-	11,841
Write-off of intangible assets	118,069	-	118,069	-	-	-
Impairment of assets	615	-	615	548	-	548
Interest and other expenses of Consolidated Partnerships	145,132	(145,132)	-	53,263	(53,263)	-
Total expenses	343,592	(145,132)	198,460	155,963	(53,263)	102,700

(Loss) income before other (loss) income	(215,404)	81,094	(134,310)	2,388	(182)	2,206
Equity and other (loss) income	(76,421)	2,219	(74,202)	327	10,003	10,330
Repayment of mortgage revenue bonds and sale of other assets	518		518	3,408		3,408
Other losses from Consolidated Partnerships	(69,668)	69,668	-	(72,182)	72,182	-
Loss allocated to preferred shares and minority interests,
net of tax	58,284		58,284	(6,863)		(6,863)
Loss allocated to partners of Consolidated Partnerships, net	152,981	(152,981)	-	82,003	(82,003)	-
Income (loss) before income taxes	(149,710)	-	(149,710)	9,081	-	9,081
Income tax benefit (provision)	(1,015)		(1,015)	1,561		1,561
Net (loss) income	$(150,725)	$-	$(150,725)	$10,642	$-	$10,642
Dividends for preferred and redeemable securities	(5,014)		(5,014)	(1,188)		(1,188)
Effect of redeemable share conversions	(1,577)		(1,577)	-		-
Net (loss) income for earnings per share calculations	$(157,316)	$-	$(157,316)	$9,454	$-	$9,454
Net (loss) income per share:
Basic	$(3.03)		$(3.03)	$0.17		$0.17
Diluted (3)	$(3.03)		$(3.03)	$0.16		$0.16
Weighted average shares outstanding:
Basic	51,931		51,931	56,582		56,582
Diluted (3)	51,931		51,931	57,736		57,736

(1)	Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” above.
(2)	Includes prepayment penalties, expense reimbursements and other revenues.
(3)
Dilutive securities include share options and restricted common shares granted to employees. Common share equivalent of Preferred Shares and Subsidiary Equity units are not included as their effect is anti-dilutive. In accordance with accounting rules, no common share equivalents are included in the diluted share calculations for a period when there is a net loss after dividends for the Preferred Shares.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

(in thousands, except per share data)	Nine Months Ended September 30,
	2008			2007
	As		As	As		As
	Reported	Adjustments(1)	Adjusted(1)	Reported	Adjustments(1)	Adjusted(1)
Revenues:
Interest income	$75,854	23,609	$99,463	$157,899	17,544	$175,443
Fee Income	48,439	37,319	85,758	58,614	38,210	96,824
Other (2)	9,164	2,305	11,469	7,456	4,228	11,684
Revenues of Consolidated Partnerships	258,692	(258,692)	-	186,611	(186,611)	-
Total revenues	392,149	(195,459)	196,690	410,580	(126,629)	283,951

Expenses:
General and administrative:
Salaries and benefits	72,507		72,507	91,460		91,460
Other	55,550		55,550	50,708		50,708
Total general and administrative expenses	128,057		128,057	142,168		142,168
Interest	70,646	-	70,646	113,896	-	113,896
Depreciation and amortization	34,350	-	34,350	33,533	-	33,533
Write-off of intangible assets	118,069		118,069	-	-	-
Impairment of assets	22,055	-	22,055	19,933	-	19,933
Interest and other expenses of Consolidated Partnerships	307,509	(307,509)	-	154,742	(154,742)	-
Total expenses	680,686	(307,509)	373,177	464,272	(154,742)	309,530

(Loss) income before other (loss) income	(288,537)	112,050	(176,487)	(53,692)	28,113	(25,579)
Equity and other (loss) income	(78,800)	12,959	(65,841)	(77)	20,284	20,207
Repayment of mortgage revenue bonds and sale of other assets	1,313		1,313	6,996		6,996
Other losses from Consolidated Partnerships	(215,657)	215,657	-	(212,493)	212,493	-
Loss allocated to preferred shares and minority interests, net of tax	68,341		68,341	(5,567)		(5,567)
Loss allocated to partners of Consolidated Partnerships, net	340,666	(340,666)	-	260,890	(260,890)	-
Income (loss) before income taxes	(172,674)	-	(172,674)	(3,943)	-	(3,943)
Income tax benefit (provision)	(2,019)		(2,019)	4,820		4,820
Net (loss) income	$(174,693)	$-	$(174,693)	$877	$-	$877
Dividends for preferred and redeemable securities	(15,337)		(15,337)	(3,564)		(3,564)
Effect of redeemable share conversions	(15,597)		(15,597)	-		-
Net (loss) income for earnings per share calculations	$(205,627)	$-	$(205,627)	$(2,687)	$-	$(2,687)
Net (loss) income per share:
Basic	$(3.97)		$(2.92)	$(0.05)		$(0.05)
Diluted (3)	$(3.97)		$(2.92)	$(0.05)		$(0.05)
Weighted average shares outstanding:
Basic	51,840		51,840	57,248		57,248
Diluted (3)	51,840		51,840	57,248		57,248

(1)	Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” above.
(2)	Includes prepayment penalties, expense reimbursements and other revenues.
(3)
Dilutive securities include share options and restricted common shares granted to employees. Common share equivalent of Preferred Shares and Subsidiary Equity units are not included as their effect is anti-dilutive. In accordance with accounting rules, no common share equivalents are included in the diluted share calculations for a period when there is a net loss after dividends for the Preferred Shares.

Reconciliation of Net Income to Adjusted Earnings Per Share (“Adjusted EPS”)(1)

(in thousands, except per share data)
	Three Months Ended September 30,
	2008		2007
		EPS / EPS Impact (diluted)(2)		EPS / EPS Impact (diluted)(2)
Net (loss) income	$(150,725)	$(3.03)	$10,642	$0.16
Amortization or write-off of acquired intangible
assets, net of minority interests	85,173	1.64	2,653	0.05
Amortization of acquisition-related share-based
compensation, net of minority interests	906	0.02	2,434	0.04
Adjusted net (loss) income	$(64,646)	$(1.37)	$15,729	$0.25
Non-cash items(3):
Equity losses in AMAC (4)	75,775	1.46	-	-
Loss on impairment of assets	615	0.01	548	0.01
Income from free-standing derivatives	3,428	0.07	7,248	0.13
Mortgage revenue bonds re-securitized	-	-	-	-
Reserves on Partnership advances, net	(15)	(0.00)	250	0.00
Minority interest impact of above items	(22,176)	(0.43)	(287)	(0.00)
Adjusted net (loss) income
(excluding certain non-cash items)	$(7,019)		$23,488
Effect of redeemable share conversions	1,577	0.03	-	-
Adjusted EPS	$(5,442)	$(0.23)	$23,488	$0.38

	Nine Months Ended September 30,
	2008		2007
		EPS / EPS Impact (diluted)(2)		EPS / EPS Impact (diluted)(2)
Net (loss) income	$(174,693)	$(3.97)	$877	$(0.05)
Amortization or write-off of acquired intangible
assets, net of minority interests	90,141	1.74	8,002	0.14
Amortization of acquisition-related share-based
compensation, net of minority interests	2,680	0.05	9,118	0.15
Adjusted net (loss) income	$(81,872)	$(2.18)	$17,997	$0.25
Non-cash items(3):
Equity losses in AMAC (4)	78,057	1.51	-	-
Loss on impairment of assets	22,055	0.43	19,933	0.34
Income from free-standing derivatives	(3,102)	(0.06)	6,361	0.11
Mortgage revenue bonds re-securitized	2,831	0.05	-	-
Reserves on Partnership advances, net	322	0.01	5,097	0.09
Minority interest impact of above items	(27,859)	(0.54)	(6,983)	(0.12)
Adjusted net (loss) income
(excluding certain non-cash items)	$(9,568)		$42,405
Effect of redeemable share conversions	15,597	0.30	-	-
Adjusted EPS	$6,029	$(0.48)	$42,405	$0.66

(1)
We utilize Adjusted Net Income (Loss) (on a segment basis) and adjusted earnings per share (“Adjusted EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. Adjusted EPS is presented to assist investors in analyzing our performance. It is helpful as it excludes various items included in net income (loss) that we believe are not indicative of the operating performance. We define Adjusted Net Income (Loss) or Adjusted EPS as net income (loss) or EPS computed pursuant to GAAP and adjusted for non-cash amortization and write-off of acquired intangible assets and acquisition related, share-based compensation.  There is no generally accepted accounting method for computing Adjusted Net Income (Loss) and Adjusted EPS and our computation may not be comparable to similar measurements reported by other companies.  For further information, see notes to our condensed consolidated financial statements included in our Form 10-Q.

(2)	EPS numbers may not add down to the total due to rounding.

(3)	For a detailed description of these items, refer to the Company's Form 10-Q.

(4)	Includes $70.3 million reserve on loan to AMAC and $4.5 million write-off of our preferred investment in AMAC.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the potential for the Company to be considered below criteria  with respect to other NYSE listing standards and the possible delisting of the Company’s shares if the Company’s plan for bringing it in compliance with the listing standards is not accepted by the NYSE. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, adverse changes in real estate markets, general economic and business conditions; adverse changes in credit markets and risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities and collateralized debt obligations; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.